UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York		14203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of March 6, 2019, Athenex, Inc. (the “Company”) terminated the license agreement, dated as of December 30, 2018, between the Company as licensor and one of the Company’s subsidiaries, Chongqing Taihao Pharmaceutical Co Ltd, as licensee and the sublicense agreement, dated as of December 30, 2018, between Chongqing Taihao Pharmaceutical Co Ltd, as sublicensor and Chongqing Jingdong Junzhuo Pharmaceutical Co., Ltd as sublicensee.

Pursuant to the original agreements, we granted to Chongqing Jingdong Junzhuo Pharmaceutical Co., Ltd the rights to exclusively commercialize KX2-391 for the treatment of actinic keratosis and oncology indications in humans in mainland China (excluding Hong Kong, Macau and Taiwan). Under the terms of the termination agreements, we have regained the right to commercialize KX2-391 in mainland China. We are not subject to any termination penalties related to the termination of the license and sublicense agreements.

On March 7, 2019, the Company issued a press release announcing the termination of these license and sublicense arrangements. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On March 1, 2019, the U.S. Food and Drug Administration (the “FDA”) announced that it had determined not to list vasopressin on its list of bulk drug substances for which there is a clinical need (“503B Bulks List”) pursuant to Section 503B of the Federal Food, Drug and Cosmetic Act (the “FDCA”).

On March 4, 2019, the Company and two of its wholly-owned subsidiaries, Athenex Pharma Solutions, LLC and Athenex Pharmaceutical Division, LLC, filed a complaint in the United States District Court for the District of Columbia (the “Court”) against the FDA, the U.S. Department of Health and Human Services and certain governmental officials seeking to vacate the FDA decision not to include vasopressin on the 503B Bulks List. On March 7, 2019, the FDA agreed that pending the Court’s decision on the merits of the Company’s complaint, the FDA will not initiate enforcement action against the Company based solely on its use of the bulk drug substance vasopressin to compound drugs and distribute those drugs. Accordingly, the Company intends to continue selling its compounded vasopressin product. The Court is expected to hold a hearing on the merits of the Company’s claim in late April or May 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Athenex, Inc. dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: March 7, 2019	/s/ Randoll Sze
	Name:	Randoll Sze
	Title:	Chief Financial Officer